Exhibit 32


    Written Statement of Chief Executive Officer and Chief Financial Officer
                             Pursuant to Section 906
           of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

     The undersigned, the Chief Executive Officer and the Chief Financial Officer of InfoNow Corporation, a Delaware corporation (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

     (a) the Form 10-QSB of the Company for the fiscal quarter ended March 31, 2004, filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



                                                    /s/ Michael W. Johnson
                                                    ----------------------
                                                    Michael W. Johnson
                                                    Chief Executive Officer
                                                    May 14, 2004


                                                    /s/Harold R. Herbst
                                                    -------------------
                                                    Harold R. Herbst
                                                    Chief Financial Officer
                                                    May 14, 2004